UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, the Board of Directors of Health Insurance Innovations, Inc. (the “Company”) appointed Dirk A. Montgomery as Executive Vice President and Chief Financial Officer of the Company effective as of September 2, 2014. On July 31, 2014, James Dietz resigned as the Company’s Executive Vice President and Chief Financial Officer, and Michael Hershberger, the Company’s current Senior Vice President of Finance and Business Development, was appointed to serve as interim Chief Financial Officer until Mr. Montgomery begins on September 2, 2014. Mr. Hershberger previously served as the Company’s Chief Financial Officer from February 2013 through November 2013.

Mr. Montgomery, age 51, has over 20 years’ experience in consumer-based businesses as a financial and operational executive, with multiple roles as a public company CFO. Most recently, from January 2013 through July 2014, he was the Chief Financial Officer and an Executive Vice President of Ascena Retail Group, Inc. (NASDAQ: ASNA), a leading national specialty retailer of apparel for women whose portfolio includes the Justice, Lane Bryant, Cacique, maurices, dressbarn, and Catherines brands. Prior to his position at Ascena, from 2006 through January, 2013, Mr. Montgomery served as the Chief Financial Officer and Chief Value Chain Officer of Bloomin’ Brands, Inc. (NASDAQ:BLMN), one of the world’s largest casual dining companies whose restaurant concepts include Outback Steakhouse. Mr. Montgomery holds an undergraduate degree in Accountancy from Miami University of Ohio, a CPA from the State of Ohio, and an MBA from the University of Chicago.

There was no arrangement or understanding pursuant to which Mr. Montgomery was selected as an officer of the Company. There are no family relationships between Mr. Montgomery and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Montgomery was or is a participant.

The Company and Mr. Montgomery have not entered into an employment agreement related to Mr. Montgomery’s appointment as the Company’s Executive Vice President and Chief Financial Officer, although it is anticipated that they will enter into an employment agreement prior to September 2, 2014. It is currently anticipated that Mr. Montgomery will have an initial base salary of $425,000 per year, and Mr. Montgomery will be entitled to participate in the Health Insurance Innovations, Inc. Long-Term Incentive Plan.

Mr. Hershberger, age 51, has served as our Senior Vice President of Finance and Business Development since November 2013, and he served as the Company’s Chief Financial Officer from 2011 through November 2013. Mr. Hershberger served as senior manager at Baker Tilly, a full service accounting and advisory firm, from 2005 to 2011, where he was responsible for managing housing research from 2009 until joining us in 2011. Mr. Hershberger holds a bachelor of science degree in accounting from Augustana College and earned his masters of science degree in urban land economics/finance from the University of Wisconsin Graduate School of Business. He is a Certified Public Accountant in the State of Illinois. No changes have been made to Mr. Hershberger’s current employment agreement with the Company or his compensation by the Company as a result of his appointment as interim Chief Financial Officer.

In connection with his departure from the Company, Mr. Dietz will be paid severance compensation in the amount of six months of his base salary, or $137,500, upon his delivery of a general release in favor of the Company. Additionally, the Company has agreed to immediately vest the 35,000 stock appreciation rights held by Mr. Dietz.

Item 7.01. Regulation FD Disclosure.

On August 5, 2014, the Company issued a press release announcing the appointment of Dirk A. Montgomery as the Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Health Insurance Innovations, Inc. dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael A Petrizzo, Jr.
	Name:	Michael A. Petrizzo, Jr.
	Title:	Executive Vice President, General Counsel, and Secretary

Date: August 5, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Health Insurance Innovations, Inc. dated August 5, 2014